Exhibit 99.1

News Release

WINNEBAGO INDUSTRIES REPORTS SECOND QUARTER FISCAL 2023 RESULTS
-- Continued Growth in Marine, with Revenues Up 16% --
-- Sustained Double-Digit Margins Across All Segments --
-- Diversified Outdoor Portfolio Continues to Support Profitability and Resiliency --
EDEN PRAIRIE, MINNESOTA, March 22, 2023 -- Winnebago Industries, Inc. (NYSE: WGO), a leading outdoor lifestyle product manufacturer, today reported financial results for the Company's Fiscal 2023 second quarter.

Second Quarter Fiscal 2023 Results
Revenues for the Fiscal 2023 second quarter ended February 25, 2023, were $866.7 million, a decrease of 25.6% compared to $1.2 billion for the Fiscal 2022 period, driven by unit volume decreases versus record year-ago comparisons, partially offset by carryover price increases in all segments. Gross profit was $146.8 million, a decrease of 32.2% compared to $216.6 million for the Fiscal 2022 period, driven by decreased volume, higher material and input costs, deleverage and productivity loss from supply disruptions, partially offset by carryover price increases in all segments. Gross profit margin decreased 170 basis points in the quarter to 16.9%. Operating income was $76.8 million for the quarter, a decrease of 43.9% compared to $136.8 million for the second quarter of last year. Fiscal 2023 second quarter net income was $52.8 million, a decrease of 42.1% compared to $91.2 million in the prior year quarter. Reported earnings per diluted share was $1.52, compared to reported earnings per diluted share of $2.69 in the same period last year. Adjusted earnings per diluted share was $1.88, a decrease of 40.1% compared to adjusted earnings per diluted share of $3.14 in the same period last year. Consolidated Adjusted EBITDA was $88.4 million for the quarter, a decrease of 41.3%,compared to $150.7 million last year.

President and Chief Executive Officer Michael Happe commented, “Winnebago Industries’ second quarter results continue to demonstrate the resilience of our diversified portfolio of premium brands. Another strong quarter of performance in our Marine segment helped to offset a softening in consumer demand for RVs from recent cyclical highs. Furthermore, ongoing efforts to continuously improve efficiency, reinforced by our commitment to disciplined execution and cost management, allowed us to maintain competitive margins across our Towable, Motorhome and Marine segments. These results could not have been achieved without an incredible effort from the Winnebago Industries team, who continues to demonstrate exceptional discipline, while simultaneously advancing industry-leading innovation. The recent launches of the Barletta Aria and Reserve, as well as the new Chris-Craft Calypso 32 are the latest examples of the innovation that is driving our business forward.”

Towable
Revenues for the Towable segment were $342.5 million for the second quarter, down 47.0% from the prior year, primarily driven by a decline in unit volume. Segment Adjusted EBITDA was $39.3 million, down 60.9% compared to the prior year period. Adjusted EBITDA margin of 11.5% decreased 410 basis points, primarily from deleverage and higher discounts and allowances compared to the prior year when demand was elevated. Backlog decreased to $278.2 million, 85.1% lower than the prior year period driven by higher dealer inventory levels.

Motorhome
Revenues for the Motorhome segment were $403.8 million for the second quarter, down 3.3% from the prior year. The decline was driven by lower unit volume, partially offset by carryover price increases and favorable product mix. Segment Adjusted EBITDA was $42.5 million, down 7.8% compared to the prior year. Adjusted EBITDA margin of 10.5% decreased 50 basis points compared to the prior year due to deleverage, higher material and input costs, and productivity and supply disruptions, partially offset by carryover price increases. Backlog decreased to $872.7 million, down 60.6% from the prior year, driven by normalizing levels of dealer inventories.

Marine
Revenues for the Marine segment were $112.9 million for the second quarter, up 16.1% due to carryover price increases. The growth was led by Barletta, which continues to outperform the Aluminum Pontoon category and gain market share. Segment Adjusted EBITDA was $14.4 million, and Adjusted EBITDA margin was 12.8%, down 50 basis points compared to the prior year, primarily due to higher material and input costs, partially offset by carryover price increases. Backlog for the Marine segment was down 14.1% compared to the prior year period due to continued replenishment of dealer inventories.

Balance Sheet and Cash Flow
As of February 25, 2023, the Company had total outstanding debt of $591.0 million ($600.0 million of debt, net of debt issuance costs of $9.0 million) and working capital of $654.4 million. Cash flow from operations was $16.8 million in the second quarter of Fiscal 2023.

Mr. Happe continued, “Looking ahead, we will continue to actively manage and navigate a dynamic demand environment, with a continued focus on profitability through disciplined production and cost management, leveraging our highly variable cost structure, and by working closely with our dealer partners to balance and optimize inventory levels and product mix. Our strong balance sheet and cash flow generation will continue to facilitate strategic investments in our business and our future, reinforcing our golden threads of quality, innovation and service and ensuring our increasingly diverse and resilient portfolio of premium brands continues to resonate with consumers. Winnebago Industries remains well positioned to further strengthen our enterprise capabilities, capitalize on growth opportunities through the cycle and achieve our long-term value creation goals.”

Conference Call
Winnebago Industries, Inc. will discuss Fiscal 2023 second quarter earnings results during a conference call scheduled for 9:00 a.m. Central Time today. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company's website at http://investor.wgo.net. The event will be archived and available for replay for up to one year.

About Winnebago Industries
Winnebago Industries, Inc. is a leading North American manufacturer of outdoor lifestyle products under the Winnebago, Grand Design, Chris-Craft, Newmar and Barletta brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds quality motorhomes, travel trailers, fifth-wheel products, pontoons, outboard and sterndrive powerboats and commercial community outreach vehicles. Winnebago Industries has multiple facilities in Iowa, Indiana, Minnesota and Florida. The Company's common stock is listed on the New York Stock Exchange and traded under the symbol WGO. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to general economic uncertainty in key markets and a worsening of domestic and global economic conditions or low levels of economic growth; uncertainty surrounding the COVID-19 pandemic; availability of financing for RV and marine dealers; ability to innovate and commercialize new products; ability to manage our inventory to meet demand; competition and new product introductions by competitors; risk related to cyclicality and seasonality of our business; risk related to independent dealers; significant increase in repurchase obligations; business or production disruptions; inadequate inventory and distribution channel management; ability to retain relationships with our suppliers and obtain components; increased material and component costs, including availability and price of fuel and other raw materials; ability to integrate mergers and acquisitions; ability to attract and retain qualified personnel and changes in market compensation rates; exposure to warranty claims; ability to protect our information technology systems from data security, cyberattacks, and network disruption risks and the ability to successfully upgrade and evolve our information technology systems; ability to retain brand reputation and related exposure to product liability claims; governmental regulation, including for climate change; impairment of goodwill and trade names; and risks related to our Convertible and Senior Secured Notes including our ability to satisfy our obligations under these notes. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts
Investors: Ray Posadas
ir@winnebagoind.com

Media: Dan Sullivan
media@winnebagoind.com

Winnebago Industries, Inc.
Condensed Consolidated Statements of Income
(Unaudited and subject to reclassification)

	Three Months Ended
(in millions, except percent and per share data)	February 25, 2023		February 26, 2022
Net revenues	$866.7	100.0%	$1,164.7	100.0%
Cost of goods sold	719.9	83.1%	948.1	81.4%
Gross profit	146.8	16.9%	216.6	18.6%
Selling, general, and administrative expenses	66.2	7.6%	71.8	6.2%
Amortization	3.8	0.4%	8.0	0.7%
Total operating expenses	70.0	8.1%	79.8	6.9%
Operating income	76.8	8.9%	136.8	11.7%
Interest expense, net	5.3	0.6%	10.3	0.9%
Non-operating loss	1.8	0.2%	6.5	0.6%
Income before income taxes	69.7	8.0%	120.0	10.3%
Provision for income taxes	16.9	2.0%	28.8	2.5%
Net income	$52.8	6.1%	$91.2	7.8%

Earnings per common share:
Basic	$1.73		$2.75
Diluted	$1.52		$2.69
Weighted average common shares outstanding:
Basic	30.5		33.1
Diluted	35.5		33.9

	Six Months Ended
(in millions, except percent and per share data)	February 25, 2023		February 26, 2022
Net revenues	$1,818.9	100.0%	$2,320.5	100.0%
Cost of goods sold	1,511.7	83.1%	1,874.5	80.8%
Gross profit	307.2	16.9%	446.0	19.2%
Selling, general, and administrative expenses	136.9	7.5%	146.7	6.3%
Amortization	7.6	0.4%	16.2	0.7%
Total operating expenses	144.5	7.9%	162.9	7.0%
Operating income	162.7	8.9%	283.1	12.2%
Interest expense, net	11.2	0.6%	20.6	0.9%
Non-operating loss	2.1	0.1%	12.8	0.6%
Income before income taxes	149.4	8.2%	249.7	10.8%
Provision for income taxes	36.4	2.0%	58.9	2.5%
Net income	$113.0	6.2%	$190.8	8.2%

Earnings per common share:
Basic	$3.71		$5.75
Diluted	$3.25		$5.58
Weighted average common shares outstanding:
Basic	30.5		33.2
Diluted	35.5		34.2
Amounts in tables are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
In addition, percentages may not add in total due to rounding.

Winnebago Industries, Inc.
Condensed Consolidated Balance Sheets
(Unaudited and subject to reclassification)

(in millions)	February 25, 2023	August 27, 2022
Assets
Current assets
Cash and cash equivalents	$229.3	$282.2
Receivables, net	281.3	254.1
Inventories, net	540.4	525.8
Prepaid expenses and other current assets	38.5	31.7
Total current assets	1,089.5	1,093.8
Property, plant, and equipment, net	310.4	276.2
Goodwill	484.2	484.2
Other intangible assets, net	464.8	472.4
Investment in life insurance	29.0	28.6
Operating lease assets	42.2	41.1
Deferred income tax assets, net	6.1	—
Other long-term assets	19.2	20.4
Total assets	$2,445.4	$2,416.7

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$165.0	$217.5
Income taxes payable	—	0.7
Accrued expenses	270.1	303.9
Total current liabilities	435.1	522.1
Long-term debt, net	591.0	545.9
Deferred income tax liabilities, net	—	6.1
Unrecognized tax benefits	6.0	5.7
Long-term operating lease liabilities	41.7	40.4
Deferred compensation benefits, net of current portion	8.2	8.1
Other long-term liabilities	26.1	25.4
Total liabilities	1,108.1	1,153.7
Shareholders' equity	1,337.3	1,263.0
Total liabilities and shareholders' equity	$2,445.4	$2,416.7

Winnebago Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited and subject to reclassification)

	Six Months Ended
(in millions)	February 25, 2023	February 26, 2022
Operating activities
Net income	$113.0	$190.8
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	13.3	10.8
Amortization	7.6	16.2
Non-cash interest expense, net	—	7.3
Amortization of debt issuance costs	1.5	1.2
Last in, first-out expense	1.7	2.8
Stock-based compensation	6.5	6.9
Deferred income taxes	(1.5)	(2.0)
Contingent consideration fair value adjustment	2.0	12.9
Other, net	—	2.2
Change in operating assets and liabilities, net of assets and liabilities acquired
Receivables, net	(27.2)	(123.6)
Inventories, net	(16.3)	(109.3)
Prepaid expenses and other assets	0.4	5.6
Accounts payable	(50.1)	26.7
Income taxes and unrecognized tax benefits	(5.4)	(7.9)
Accrued expenses and other liabilities	(28.7)	5.5
Net cash provided by operating activities	16.8	46.1

Investing activities
Purchases of property, plant, and equipment	(49.4)	(43.4)
Acquisition of business, net of cash acquired	—	(228.2)
Other, net	0.8	(0.2)
Net cash used in investing activities	(48.6)	(271.8)

Financing activities
Borrowings on long-term debt	1,808.5	1,943.6
Repayments on long-term debt	(1,808.5)	(1,943.6)
Payments of cash dividends	(16.8)	(12.0)
Payments for repurchases of common stock	(4.9)	(64.2)
Other, net	0.6	2.1
Net cash used in financing activities	(21.1)	(74.1)

Net decrease in cash and cash equivalents	(52.9)	(299.8)
Cash and cash equivalents at beginning of period	282.2	434.6
Cash and cash equivalents at end of period	$229.3	$134.8

Supplemental Disclosures
Income taxes paid, net	$42.0	$71.3
Interest paid	12.1	11.9

Non-cash investing and financing activities
Issuance of common stock for acquisition of business	$—	$22.0
Capital expenditures in accounts payable	4.5	1.1
Increase in lease assets in exchange for lease liabilities:
Operating leases	3.5	17.2
Finance leases	—	1.7

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Towable
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	February 25, 2023	% of Revenues(1)	February 26, 2022	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$342.5		$646.6		$(304.1)	(47.0)%
Adjusted EBITDA	39.3	11.5%	100.6	15.6%	(61.3)	(60.9)%

	Three Months Ended
Unit deliveries	February 25, 2023	Product Mix(2)	February 26, 2022	Product Mix(2)	Unit Change	% Change
Travel trailer	5,023	67.5%	10,764	70.4%	(5,741)	(53.3)%
Fifth wheel	2,413	32.5%	4,530	29.6%	(2,117)	(46.7)%
Total towables	7,436	100.0%	15,294	100.0%	(7,858)	(51.4)%

	Six Months Ended
	February 25, 2023	% of Revenues(1)	February 26, 2022	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$689.8		$1,297.6		$(607.9)	(46.8)%
Adjusted EBITDA	75.6	11.0%	212.7	16.4%	(137.1)	(64.5)%

	Six Months Ended
Unit deliveries	February 25, 2023	Product Mix(2)	February 26, 2022	Product Mix(2)	Unit Change	% Change
Travel trailer	9,673	66.1%	21,907	69.1%	(12,234)	(55.8)%
Fifth wheel	4,954	33.9%	9,818	30.9%	(4,864)	(49.5)%
Total towables	14,627	100.0%	31,725	100.0%	(17,098)	(53.9)%

	February 25, 2023		February 26, 2022		Change(1)	% Change(1)
Backlog(3)
Units	5,841		47,438		(41,597)	(87.7)%
Dollars	$278.2		$1,873.2		$(1,595.0)	(85.1)%
Dealer Inventory
Units	22,354		21,738		616	2.8%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Percentages may not add due to rounding differences.
(3)    Our backlog includes all accepted orders from dealers which generally have been requested to be shipped within the next six months. Orders in backlog generally can be cancelled or postponed at the option of the dealer at any time without penalty; therefore, backlog may not necessarily be an accurate measure of future sales.

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Motorhome
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	February 25, 2023	% of Revenues(1)	February 26, 2022	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$403.8		$417.6		$(13.7)	(3.3)%
Adjusted EBITDA	42.5	10.5%	46.1	11.0%	(3.6)	(7.8)%

	Three Months Ended
Unit deliveries	February 25, 2023	Product Mix(2)	February 26, 2022	Product Mix(2)	Unit Change	% Change
Class A	517	23.9%	588	20.8%	(71)	(12.1)%
Class B	893	41.2%	1,641	58.0%	(748)	(45.6)%
Class C	755	34.9%	602	21.3%	153	25.4%
Total motorhomes	2,165	100.0%	2,831	100.0%	(666)	(23.5)%

	Six Months Ended
	February 25, 2023	% of Revenues(1)	February 26, 2022	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$868.0		$839.0		$29.0	3.5%
Adjusted EBITDA	92.8	10.7%	96.2	11.5%	(3.4)	(3.6)%

	Six Months Ended
Unit deliveries	February 25, 2023	Product Mix(2)	February 26, 2022	Product Mix(2)	Unit Change	% Change
Class A	1,210	25.9%	1,332	23.9%	(122)	(9.2)%
Class B	2,215	47.4%	3,088	55.5%	(873)	(28.3)%
Class C	1,248	26.7%	1,146	20.6%	102	8.9%
Total motorhomes	4,673	100.0%	5,566	100.0%	(893)	(16.0)%

	February 25, 2023		February 26, 2022		Change(1)	% Change(1)
Backlog(3)
Units	5,341		17,255		(11,914)	(69.0)%
Dollars	$872.7		$2,214.5		$(1,341.8)	(60.6)%
Dealer Inventory
Units	4,800		3,099		1,701	54.9%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Percentages may not add due to rounding differences.
(3)    Our backlog includes all accepted orders from dealers which generally have been requested to be shipped within the next six months. Orders in backlog generally can be cancelled or postponed at the option of the dealer at any time without penalty; therefore, backlog may not necessarily be an accurate measure of future sales.

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Marine
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	February 25, 2023	% of Revenues(1)	February 26, 2022	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$112.9		$97.3		$15.6	16.1%
Adjusted EBITDA	14.4	12.8%	13.0	13.3%	1.5	11.4%

	Three Months Ended
Unit deliveries	February 25, 2023		February 26, 2022		Unit Change	% Change
Boats	1,266		1,322		(56)	(4.2)%

	Six Months Ended
	February 25, 2023	% of Revenues(1)	February 26, 2022	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$244.3		$176.6		$67.7	38.3%
Adjusted EBITDA	32.9	13.5%	23.5	13.3%	9.4	39.9%

	Six Months Ended
Unit deliveries	February 25, 2023		February 26, 2022		Unit Change	% Change
Boats	2,966		2,457		509	20.7%

	February 25, 2023		February 26, 2022		Change(1)	% Change(1)
Backlog(2)
Units	2,511		3,059		(548)	(17.9)%
Dollars	$238.5		$277.9		$(39.3)	(14.1)%
Dealer Inventory
Units	4,016		2,062		1,954	94.8%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Our backlog includes all accepted orders from dealers which generally have been requested to be shipped within the next six months. Orders in backlog generally can be cancelled or postponed at the option of the dealer at any time without penalty; therefore, backlog may not necessarily be an accurate measure of future sales.

Winnebago Industries, Inc.
Non-GAAP Reconciliation
(Unaudited and subject to reclassification)

Non-GAAP financial measures, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (“GAAP”), have been provided as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures presented may differ from similar measures used by other companies.

The following table reconciles diluted earnings per share to Adjusted diluted earnings per share:

	Three Months Ended		Six Months Ended
	February 25, 2023	February 26, 2022	February 25, 2023	February 26, 2022
Diluted earnings per share(1)	$1.52	$2.69	$3.25	$5.58
Acquisition-related costs(2)	0.03	0.01	0.05	0.11
Litigation reserves(2)	—	—	—	0.12
Amortization(2)	0.11	0.24	0.21	0.47
Non-cash interest expense(2,3)	—	0.11	—	0.21
Contingent consideration fair value adjustment(2)	0.04	0.19	0.06	0.38
Tax impact of adjustments(4)	(0.04)	(0.13)	(0.08)	(0.31)
Impact of convertible notes - other(5)	0.22	0.03	0.46	0.09
Adjusted diluted earnings per share(6)	$1.88	$3.14	$3.95	$6.65
(1)    In Fiscal 2022 and Fiscal 2023, respectively, we utilized the treasury stock method and the if-converted method for calculating the dilutive impact of our convertible notes in the calculation of diluted earnings per share.
(2)    Represents a pre-tax adjustment.
(3)    Non-cash interest expense associated with the convertible notes issued related to our acquisition of Newmar. In Fiscal 2023, due to the adoption of Accounting Standards Update (ASU) 2020-06, non-cash interest expense will no longer be recognized.
(4)    Income tax charge calculated using the statutory tax rate for the U.S. of 24.1% and 24.2% for Fiscal 2023 and Fiscal 2022, respectively.
(5)    In Fiscal 2022, this represents the dilution of convertible notes which is economically offset by a call spread overlay that was put in place upon issuance. In Fiscal 2023, as a result of the adoption of ASU 2020-06, the convertible notes are assumed to be converted into common stock at the beginning of the reporting period, and interest expense is excluded, both of which impact the calculation of reported diluted earnings per share.
(6)    Per share numbers may not foot due to rounding.

The following table reconciles net income to consolidated EBITDA and Adjusted EBITDA.

	Three Months Ended		Six Months Ended
(in millions)	February 25, 2023	February 26, 2022	February 25, 2023	February 26, 2022
Net income	$52.8	$91.2	$113.0	$190.8
Interest expense, net	5.3	10.3	11.2	20.6
Provision for income taxes	16.9	28.8	36.4	58.9
Depreciation	6.7	5.5	13.3	10.8
Amortization	3.8	8.0	7.6	16.2
EBITDA	85.5	143.8	181.5	297.3
Acquisition-related costs	1.1	0.4	1.7	3.8
Litigation reserves	—	—	—	4.0
Contingent consideration fair value adjustment	1.6	6.5	2.0	12.9
Non-operating loss	0.2	—	0.2	—
Adjusted EBITDA	$88.4	$150.7	$185.4	$318.0

Non-GAAP performance measures of Adjusted diluted earnings per share, EBITDA and Adjusted EBITDA have been provided as comparable measures to illustrate the effect of non-recurring transactions occurring during the reported periods and to improve comparability of our results from period to period. Adjusted diluted earnings per share is defined as diluted earnings per share adjusted for after-tax items that impact the comparability of our results from period to period. EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation and amortization expense and other pretax adjustments made in order to present comparable results from period to period. Management believes Adjusted diluted earnings per share and Adjusted EBITDA provide meaningful supplemental information about our operating performance because these measures exclude amounts that we do not consider part of our core operating results when assessing our performance.

Management uses these non-GAAP financial measures (a) to evaluate historical and prospective financial performance and trends as well as assess performance relative to competitors and peers; (b) to measure operational profitability on a consistent basis; (c) in presentations to the members of our Board of Directors to enable our Board of Directors to have the same measurement basis of operating performance as is used by management in its assessments of performance and in forecasting and budgeting for the Company; (d) to evaluate potential acquisitions; and (e) to ensure compliance with restricted activities under the terms of our asset-backed revolving credit facility and outstanding notes. Management believes these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry.